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                                                                    EXHIBIT 11


                                 XILINX, INC.
               STATEMENT OF COMPUTATION OF NET INCOME PER SHARE
                   (in thousands, except per share amounts)


                                                    Three Months Ended             Nine Months Ended
                                               Dec. 28,             Dec. 30,       Dec. 28,   Dec. 30
                                                 1996                 1995           1996       1995
                                          -------------------  ------------------  ---------  --------
PRIMARY
Weighted average number of
     common shares outstanding                         72,931              71,117     72,653    70,845
Incremental common shares
     attributable to outstanding options                6,860               7,989      6,718     7,887
                                          -------------------  ------------------  ---------  --------
Total shares                                           79,791              79,106     79,371    78,732
                                          ===================  ==================  =========  ========
Net income                                $            26,223  $           32,190  $  79,933  $ 67,564
                                          ===================  ==================  =========  ========
Net income per share                      $              0.33  $             0.41  $    1.01  $   0.86
                                          ===================  ==================  =========  ========

FULLY DILUTED
Weighted average number of
     common shares outstanding                         72,931              71,117     72,653    70,845
Incremental common shares
     attributable to outstanding options                6,860               7,989      6,834     8,265
                                          -------------------  ------------------  ---------  --------
Total shares                                           79,791              79,106     79,487    79,110
                                          ===================  ==================  =========  ========
Net income                                $            26,223  $           32,190  $  79,933  $ 67,564
                                          ===================  ==================  =========  ========
Net income per share                      $              0.33  $             0.41  $    1.01  $   0.85
                                          ===================  ==================  =========  ========



NOTE:      The  convertible  debt  is not included in the calculation of fully diluted net income per share since their inclusion would have had an anti-dilutive effect.

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